Dairy Cattle Buy-back Contract

Party A: Inner Mongolia Aershan Agricultural technologies Co., Ltd Party B: Xinjiang Bayinguoleng Husbandry Center

Contract No: 04EX-022

The buyback contract was made and entered into between two parties on August 5, 2003: Party A will purchase 2,000 breeding diary cows (cows providing embryos) from Party B for embryo production; upon the end of embryo production, Party B has the priority right to buy back those breeding diary cows.

I. Party A's sale price for Party B is 14,110 RMB per head

II. In any delay caused by Party B, Party B will pay for the feeding cost incurred during period between the end of embryo production and the start of execution of this contract. Party A agrees that any benefits (births and milk production) produced by the breeding diary cows during this period belong to party B.

III. For the death of 6 diary cows during the feeding period, both parties share 50% of the loss at the unit price of 14,110 RMB. Both parties verify that Party B's real buyback number is 1,994 heads, with the total amount of 28,177,670 RMB, accounted in the beginning of 1997.

IV. The signing date of this contract is the closing date. Following this date, Party B will be responsible for any deaths or losses of the breeding diary cows

V. Payment Method: Within 10 days of the signing date, Party B will pay 1,000,000 RMB for the buyback from Party A; the remaining balance should be paid by the end of December, 2004.

VI. Liability for the Breach of Contract:
1. The defaulting party should pay for any losses caused by the default.

2. Dispute Resolution: both parties will solve the disputes arising from execution of the contract or in connection with the contract through friendly consultation. In case the agreement cannot be reached, any party may bring the dispute to the arbitration agency.

VII. In case arise other matters not covered by the contract, both parties may make annexes to the contract.

VIII. The contract will be effective after being signed by both parties.

IX. The contract was made in duplicate, with each party's copy being equally authentic.


Party A: Inner Mongolia Aershan Agricultural technologies Co., Ltd
Representative: Jiansheng WEI
(Authorized Seal)


Party B: Xinjiang Bayinguoleng Husbandry Center
Representative: Jixiang GONG
(Authorized Seal)

Date: April 26, 2004